UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2007

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Powell Place, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 366-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Appointment of Director. On June 14, 2007, the Company's Board of Directors appointed John Adams as a new director. Mr. Adams will serve a term ending on the date of the Annual Meeting of Stockholders in May 2008.

Mr. Adams is a seasoned retail executive who has broad and diverse experience in the retail auto parts and food industries. He served as the Chairman and Chief Executive Officer for AutoZone, Inc. from 1997 until his retirement in 2001. He currently serves as a director for WD-40 Company and previously served on the boards of Beverly Enterprises and Keebler Food Company.

Jim Wright, President and Chief Executive Officer, stated, "John has proven success in building a leading niche retailer and this experience will be a perfect fit for Tractor Supply Company. We welcome John to our Board and are confident that his insight and industry expertise will be valuable assets as we continue to build the business."

Mr. Adams commented, "I am excited about this opportunity to leverage my previous experience leading a specialty retailer through significant growth periods. I look forward to contributing to Tractor Supply Company as it enters the next phase of its growth and enhances its position as the leading retailer serving the rural lifestyle."

With this appointment, the Company’s 11-member board of directors is comprised of nine independent directors. Mr. Adams will also serve on the Board's nominating committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

June 14, 2007	By:	Joel A. Cherry

Name: Joel A. Cherry
Title: Vice President - General Counsel and Corporate Secretary